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                                                                    EXHIBIT 23.8

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports on
1) the consolidated financial statements of JTM Industries, Inc. and Subsidiary, dated February 20, 1998, except for Note 8, as to which the date is March 27, 1998, 2) the consolidated financial statements of Pozzolanic Resources, Inc. and Subsidiaries, dated February 10, 1998, except for Note 8, as to which the date is March 4, 1998, 3) the consolidated financial statements of Power Plant Aggregates of Iowa, Inc. and Subsidiary, dated March 13, 1998, except for Note 10, as to which the date is March 20, 1998, 4) the combined financial statements of Michigan Ash Sales Company (d.b.a U.S. Ash Company) and Affiliated Companies, dated March 11, 1998, except for Note 6, as to which the date is March 25, 1998, and 5) the financial statements of Fly Ash Products, Incorporated, dated March 6, 1998, except for Note 7, as to which the date is March 27, 1998, in the Registration Statement (Form S-4) and related Prospectus of JTM Industries, Inc. dated June 5, 1998.

                                          /s/ Ernst & Young L.L.P.

Salt Lake City, Utah
June 5, 1998